UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Camino Vida Roble

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously announced, on December 16, 2020, Alphatec Holdings, Inc. (“ATEC” or the “Company”), entered into a Tender Offer Agreement (the “Tender Offer Agreement”) with EOS imaging S.A., a société anonyme organized and existing under the laws of France (“EOS”), pursuant to which ATEC or one of its affiliates would commence a public tender offer (the “Offer”) to purchase all of the issued and outstanding ordinary shares, nominal value €0.01 per share (collectively, the “EOS Shares”), and outstanding convertible bonds (“OCEANEs”), of EOS. Additional information about the Tender Offer Agreement and the Offer are provided in the Company’s Current Report on Form 8-K filed on December 17, 2020.

On May 13, 2021, Alphatec Holdings, Inc. (“ATEC” or the “Company”) substantially completed the Offer, pursuant to which the Company ultimately purchased 100% of the issued and outstanding EOS Shares, and 57% of the outstanding OCEANEs of EOS. The Offer consisted of a cash tender offer price of €2.45 (or approximately $2.99) per EOS Share and €7.01 (or approximately $8.55) per OCEANE, for a total purchase price of $100.0 million.

The Company previously reported the substantial purchase of outstanding shares of EOS, pursuant to the Tender Offer Agreement, on its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2021 (the “Initial 8-K”). This Amendment Number 1 to Current Report on Form 8-K/A (this “Form 8-K/A”) amends the Initial 8-K to include the financial statements and pro forma financial information required to be filed in connection with the acquisition of EOS pursuant to Item 9.01(a) and (b) of Form 8-K. The information previously reported under Item 2.01 in the Initial 8-K filed on May 18, 2021 is hereby incorporated by reference into this Form 8-K/A.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

In connection with the closing of the Offer, the Company is filing with this Current Report on Form 8-K the audited financial statements of EOS as of December 31, 2020, and for the year ended December 31, 2020, and the related notes to the financial statements, which are included as Exhibit 99.1 and incorporated herein by reference

(b)	Pro Forma Financial Information

In connection with the closing of the Offer, the Company is filing with this Current Report on Form 8-K the unaudited pro forma combined balance sheet for the Company as of March 31, 2021, the related unaudited pro forma combined statements of operations for the three months ended March 31, 2021, and the fiscal year ended December 31, 2020, and the related notes to the unaudited pro forma combined financial information, which are included as Exhibit 99.2 and incorporated herein by reference.

(d)	Exhibits

23.1	Consent of Independent Registered Public Accounting Firm
99.1	EOS Audited Financial Statements as of December 31, 2020
99.2	Company Unaudited Pro Forma Statements as of December 31, 2020 and March 31, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2021	ALPHATEC HOLDINGS, INC.

	By:	/s/ J. Todd Koning
	Name:	J. Todd Koning
	Its:	Chief Financial Officer